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                                                             Exhibit 23(2)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statement of American Biltrite Inc. on Form S-8 (File No. 33-11879) of our reports dated February 24, 1995 on our audits of the consolidated financial statements and consolidated financial statement schedule of Congoleum Holdings Incorporated and subsidiaries as of December 31, 1993 and 1994 and for the period February 28, 1993 (effective date) through December 31, 1993, and the year ended December 31, 1994, which reports are incorporated by reference in this Report on Form 10-K.



COOPERS & LYBRAND L.L.P.



2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 27, 1996